Exhibit 10.5

Commercial Lease Agreement
THIS LEASE (this "Lease") dated this 20th  day of October , 2005 BETWEEN:

W. R. Klein, P.A.
Address: 1900 Main St Suite 310 Sarasota ,FL 34236
Telephone: 941-365-1930    Fax: 941-953-3685
(the "Landlord")
OF THE FIRST PART
- AND -
ImagiTrend, Inc.
Address: 1900 Main St. Suite 312 Sarasota, FL 34236
(the "Tenant")
OF THE SECOND PART

IN CONSIDERATION OF the Landlord leasing certain premises to the Tenant, the Tenant leasing those premises from the Landlord and the mutual benefits and obligations set forth in this Lease, the receipt and sufficiency of which consideration is hereby acknowledged, the parties to this Lease agree as follows:

Basic Terms
1. The following basic terms are hereby approved by the parties and each reference in this Lease to any of the basic terms will be construed to include the provisions set forth below as well as all of the additional terms and conditions of the applicable sections of this Lease where such basic terms are more fully set forth:

a. Landlord: W. R. Klein, P.A.
b. Address of Landlord: 1900 Main St Suite 310 Sarasota ,FL 34236
c. Tenant: ImagiTrend, Inc.
d. Address of Tenant: 1900 Main St. Suite 312 Sarasota, FL 34236
e. Term of Lease: Ends on May 1, 2006
f. Commencement Date of Lease: May 1, 2003
g. Base Rent: $757.00 per month
h. Permitted Use of Premises: Office
i. Advance rent: None
j. Security/Damage Deposit: None

Definitions
2.    When used in this Lease, the following expressions will have the meanings indicated:
a.    "Additional Rent" means all amounts payable by the Tenant under this Lease except Base Rent, whether or not specifically designated as Additional Rent elsewhere in this Lease;
b.    "Building" means all buildings, improvements, equipment, fixtures, property and facilities from time to time located at 1900 Main St. Sarasota, FL Suite 312 Sarasota, FL 34236, as from time to time altered, expanded or reduced by the Landlord in its sole discretion;
c.    "Common Areas and Facilities" mean:
i.    those portions of the Building areas, buildings, improvements, facilities, utilities, equipment and installations in or forming part of the Building which from time to time are not designated or intended by the Landlord to be leased to tenants of the Building including, without limitation, exterior weather walls, roofs, entrances and exits, parking areas, driveways, loading docks and area, storage, mechanical and electrical rooms, areas above and below leasable premises and not included within leasable premises, security and alarm equipment, grassed and landscaped areas, retaining walls and maintenance, cleaning and operating equipment serving the Building; and
ii.    those lands, areas, buildings, improvements, facilities, utilities, equipment and installations which serve or are for the useful benefit of the Building, the tenants of the Building or the Landlord and those having business with them, whether or not located within, adjacent to or near the Building and which are designated from time to time by the Landlord as part of the Common Areas and Facilities;
d.    "Leasable Area" means with respect to any rentable premises, the area expressed in square feet of all floor space including floor space of mezzanines, if any, determined, calculated and certified by the Landlord and measured from the exterior face of all exterior walls, doors and windows, including walls, doors and windows separating the rentable premises from enclosed Common Areas and Facilities, if any, and from the centre line of all interior walls separating the rentable premises from adjoining rentable premises. There will be no deduction or exclusion for any space occupied by or used for columns, ducts or other structural elements;
e.    "Premises" means the office space at 1900 Main St. Sarasota, FL Suite 312 Sarasota, FL 34236;

Leased Premises
3.    The Landlord agrees to rent to the Tenant the Premises for only the permitted use (the "Permitted Use") of a Office. Neither the Premises nor any part of the Premises will be used at any time during the term of this Lease by Tenant for any purpose other than the Permitted Use.
4.    No pets or animals are allowed to be kept in or about the Premises or in any common areas in the building containing the Premises. Upon thirty (30) days notice, the Landlord may revoke any consent previously given under this clause.
5.    Subject to the provisions of this Lease, the Tenant is entitled to the use of parking (the 'Parking') on or about the Premises. Only properly insured motor vehicles may be parked in the Tenant's space.
6.    The Landlord reserves the right in its reasonable discretion to alter, reconstruct, expand, withdraw from or add to the Building from time to time. In the exercise of those rights, the Landlord undertakes to use reasonable efforts to minimize any interference with the visibility of the Premises and to use reasonable efforts to ensure that direct entrance to and exit from the Premises is maintained.
7.    The Landlord reserves the right for itself and for all persons authorized by it, to erect, use and maintain wiring, mains, pipes and conduits and other means of distributing services in and through the Premises, and at all reasonable times to enter upon the Premises for the purpose of installation, maintenance or repair, and such entry will not be an interference with the Tenant's possession under this Lease.
8.    The Landlord reserves the right, when necessary by reason of accident or in order to make repairs, alterations or improvements relating to the Premises or to other portions of the Building to cause temporary obstruction to the Common Areas and Facilities as reasonably necessary and to interrupt or suspend the supply of electricity, water and other services to the Premises until the repairs, alterations or improvements have been completed. There will be no abatement in rent because of such obstruction, interruption or suspension provided that the repairs, alterations or improvements are made expeditiously as is reasonably possible.
9.    Subject to this Lease, the Tenant and its employees, customers and invitees will have the non-exclusive right to use for their proper and intended purposes, during business hours in common with all others entitled thereto those parts of the Common Areas and Facilities from time to time permitted by the Landlord. The Common Areas and Facilities and the Building will at all times be subject to the exclusive control and management of the Landlord. The Landlord will operate and maintain the Common Areas and Facilities and the Building in such manner as the Landlord determines from time to time.

Term
10.    The term of the Lease commences at 12:00 noon on May 1, 2003 and ends at 12:00 noon on May 1, 2006 .
11.    Should the Tenant remain in possession of the Premises with the consent of the Landlord after the natural expiration of this Lease, a new tenancy from month to month will be created between the Landlord and the Tenant which will be subject to all the terms and conditions of this Lease but will be terminable upon either party giving one month notice to the other party.
Rent
12.    Subject to the provisions of this Lease, the Tenant will pay a base rent (the "Base Rent") of $757.00 per month for the Premises, which includes a monthly charge for the Parking (collectively the "Base Rent").
13.    The Tenant will pay the Base Rent on or before the First of each and every month of the term of this Lease to the Landlord.
14.    The Base Rent for the Premises will increase over the Term of the Lease as follows: CPI.
15.    The Tenant will be charged an additional amount of 10 % of the Rent for any late payment of Rent.
16.    In the event that this Lease commences, expires or is terminated before the end of the period for which any item of Additional Rent or Base Rent would otherwise be payable or other than at the commencement or end of a calendar month, such amounts payable by the Tenant will be apportioned and adjusted pro rata on the basis of a thirty (30) day month in order to calculate the amount payable for such irregular period.

Operating Costs
17.    In addition to the Base Rent and as Additional Rent, without setoff, abatement or deduction, none
18.    The Tenant will pay to the lawful taxing authorities, or to the Landlord, as it may direct, as and when the same become due and payable, all taxes, rates, use fees, duties, assessments and other charges that are levied, rated, charged or assessed against or in respect of all improvements, equipment and facilities of the Tenant on or in default by the Tenant and in respect of any business carried on in the Premises or in respect of the use or occupancy of the Premises by the Tenant and every subtenant, licensee, concessionaire or other person doing business on or from the Premises or occupying any portion of the Premises.
19.    The Tenant will deliver promptly to the Landlord a copy of any separate tax bills or separate assessment notices for the Premises and receipts evidencing the payment of all amounts payable by the Tenant directly to any taxing authority and will furnish such information in connection therewith as the Landlord may from time to time require.

20.    The Tenant will pay to the Landlord, forthwith upon demand, the following amounts:
a.    If the Tenant or any person occupying the Premises or any part of the Premises will make an election in respect to the Premises, any additional amount payable in respect of the Premises or the Building as a result of such election, as reasonably determined by the Landlord.
b.    An amount equal to any increase in the Operating Costs if such increase is directly or indirectly attributable to any installation in or upon the Premises or any activity or conduct on the Premises.
c.    In such manner as the Landlord will from time to time direct, the cost of supplying all water, fuel, electricity, telephone and any other utilities used or consumed upon or serving the Premises. If the Tenant is billed for the consumption or use of such utilities directly by the appropriate utility authority, the Tenant will pay any such billings promptly when due and payable. If separate check meters are not installed in respect of utilities consumption in, upon or serving the Premises or if the Tenant is not billed for the consumption of such utilities directly by the competent authority, the Landlord will allocate to the Tenant, on a reasonable basis, a share of the total costs of all utilities consumed within the Building.
21.    All amounts payable by the Tenant relating to the Operating Costs will be deemed to be rent and receivable and collectable as such notwithstanding the expiration or sooner termination of this Lease and all remedies of the Landlord for nonpayment of rent will be applicable thereto.

Landlord's Estimate
22.    The Landlord may, in respect of all taxes and Operating Costs and any other items of Additional Rent referred to in this Lease compute bona fide estimates of the amounts which are anticipated to accrue in the next following lease year, calendar year or fiscal year, or portion of such year, as the Landlord may determine is most appropriate for each and of all items of Additional Rent, and the Landlord may provide the Tenant with written notice and a reasonable breakdown of the amount of any such estimate, and the Tenant, following receipt of such written notice of the estimated amount and breakdown will pay to the Landlord such amount, in equal consecutive monthly installments throughout the application period with the monthly installments of Base Rent. With respect to any item of Additional rent which the Landlord has not elected to estimate from time to time, the Tenant will pay to the Landlord the amount of such item of Additional Rent, determined under the applicable provisions of this Lease, immediately upon receipt of an invoice setting out such items of Additional Rent. Within one hundred and twenty (120) days of the conclusion of each year of the term or a portion of a year, as the case may be, calendar year or fiscal year, or portion of such year, as the case may be, for which the Landlord has estimated any item of Additional Rent, the Landlord will compute the actual amount of such item of Additional Rent, and make available to the Tenant for examination a statement providing the amount of such item of Additional Rent and the calculation of the Tenant's share of that Additional Rent for such year or portion of such year. If the actual amount of such items of Additional Rent, as set out in the any such statement, exceeds the aggregate amount of the installments paid by the Tenant in respect of such item, the Tenant will pay to the Landlord the amount of excess within fifteen (15) days of receipt of any such statement. If the contrary is the case, any such statement will be accompanied by a refund to the Tenant of any such overpayment without interest, provided that the Landlord may first deduct from such refund any rent which is then in arrears.

Use and Occupation
23.    The Tenant will use and occupy the Premises only for the Permitted Use and for no other purpose whatsoever. The Tenant will open the whole of the Premises for business to the public fully fixtured, stocked and staffed on the date of commencement of the term and throughout the term, will continuously occupy and utilize the entire Premises in the active conduct of its business in a reputable manner on such days and during such hours of business as may be determined from time to time by the Landlord.
24.    The Tenant covenants that the Tenant will carry on and conduct its business from time to time carried on upon the Premises in such manner as to comply with all statutes, bylaws, rules and regulations of any federal, provincial, municipal or other competent authority and will not do anything on or in the Premises in contravention of any of them.

Quiet Enjoyment
25.    The Landlord covenants that on paying the Rent and performing the covenants contained in this Lease, the Tenant will peacefully and quietly have, hold, and enjoy the Premises for the agreed term.

Default
26.    If the Tenant is in default in the payment of any money, whether hereby expressly reserved or deemed as rent, or any part of the rent, and such default continues following any specific due date on which the Tenant is to make such payment, or in the absence of such specific due date, for the 3 days following written notice by the Landlord requiring the Tenant to pay the same then, at the option of the Landlord, this Lease may be terminated upon 3 days notice and the term will then immediately become forfeited and void, and the Landlord may without further notice or any form of legal process immediately reenter the Premises or any part of the Premises and in the name of the whole repossess and enjoy the same as of its former state anything contained in this Lease or in any statute or law to the contrary notwithstanding.

27.    Unless otherwise provided for in this Lease, if the Tenant does not observe, perform and keep each and every of the non-monetary covenants, agreements, stipulations, obligations, conditions and other provisions of this Lease to be observed, performed and kept by the Tenant and persists in such default, after 10 days following written notice from the Landlord requiring that the Tenant remedy, correct or comply or, in the case of such default which would reasonably require more than 10 days to rectify, unless the Tenant will commence rectification within the said 10 days notice period and thereafter promptly and diligently and continuously proceed with the rectification of any such defaults then, at the option of the Landlord, this Lease may be terminated upon 10 days notice and the term will then immediately become forfeited and void, and the Landlord may without further notice or any form of legal process immediately reenter the Premises or any part of the Premises and in the name of the whole repossess and enjoy the same as of its former state anything contained in this Lease or in any statute or law to the contrary notwithstanding.
28.    If and whenever:
a.    the Tenant's leasehold interest hereunder, or any goods, chattels or equipment of the Tenant located in the Premises will be taken or seized in execution or attachment, or if any writ of execution will issue against the Tenant or the Tenant will become insolvent or commit an act of bankruptcy or become bankrupt or take the benefit of any legislation that may be in force for bankrupt or insolvent debtor or become involved in voluntary or involuntary winding up, dissolution or liquidation proceedings, or if a receiver will be appointed for the affairs, business, property or revenues of the Tenant; or
b.    the Tenant fails to commence, diligently pursue and complete the Tenant's work to be performed under any agreement to lease pertaining to the Premises or vacate or abandon the Premises, or fail or cease to operate or otherwise cease to conduct business from the Premises, or use or permit or suffer the use of the Premises for any purpose other than as permitted herein, or make a bulk sale of its goods and assets which has not been consented to by the Landlord, or move or commence, attempt or threaten to move its goods, chattels and equipment out of the Premises other than in the routine course of its business; or
then, and in each such case, at the option of the Landlord, this Lease may be terminated without notice and the term will then immediately become forfeited and void, and the Landlord may without notice or any form of legal process immediately reenter the Premises or any part of the Premises and in the name of the whole repossess and enjoy the same as of its former state anything contained in this Lease or in any statute or law to the contrary notwithstanding.
29.    In the event that the Landlord has terminated the Lease pursuant to this section, on the expiration of the time fixed in the notice, if any, this Lease and the right, title, and interest of the Tenant under this Lease will terminate in the same manner and with the same force and effect, except as to the Tenant's liability, as if the date fixed in the notice of cancellation and termination were the end of the Lease.

Distress
30.    If and whenever the Tenant is in default in payment of any money, whether hereby expressly reserved or deemed as rent, or any part of the rent, the Landlord may, without notice or any form of legal process, enter upon the Premises and seize, remove and sell the Tenant's goods, chattels and equipment from the Premises or seize, remove and sell any goods, chattels and equipment at any place to which the Tenant or any other person may have removed them, in the same manner as if they had remained and been distrained upon the Premises, all notwithstanding any rule of law or equity to the contrary, and the Tenant hereby waives and renounces the benefit of any present or future statute or law limiting or eliminating the Landlord's right of distress.

Overholding
31.    If the Tenant continues to occupy the Premises with the written consent of the Landlord after the expiration or other termination of the term, then, without any further written agreement, the Tenant will be a month-to-month tenant at a minimum monthly rental equal to twice the Base Rent and subject always to all of the other provisions of this Lease insofar as the same are applicable to a month-to-month tenancy and a tenancy from year to year will not be created by implication of law.
32.    If the Tenant continues to occupy the Premises without the written consent of the Landlord at the expiration or other termination of the term, then the Tenant will be a tenant at will and will pay to the Landlord, as liquidated damages and not as rent, an amount equal to twice the Base Rent plus any Additional Rent during the period of such occupancy, accruing from day to day and adjusted pro rata accordingly, and subject always to all the other provisions of this Lease insofar as they are applicable to a tenancy at will and a tenancy from month to month or from year to year will not be created by implication of law; provided that nothing herein contained will preclude the Landlord from taking action for recovery of possession of the Premises.

Additional Rights on Reentry
33.    If the Landlord reenters the Premises or terminates this Lease, then:
a.    notwithstanding any such termination or the term thereby becoming forfeited and void, the provisions of this Lease relating to the consequences of termination will survive;
b.    the Landlord may use such reasonable force as it may deem necessary for the purpose of gaining admittance to and retaking possession of the Premises and the Tenant hereby releases the Landlord from all actions, proceedings, claims and demands whatsoever for and in respect of any such forcible entry or any loss or damage in connection therewith or consequential thereupon;
c.    the Landlord may expel and remove, forcibly, if necessary, the Tenant, those claiming under the Tenant and their effects, as allowed by law, without being taken or deemed to be guilty of any manner of trespass;
d.    in the event that the Landlord has removed the property of the Tenant, the Landlord may store such property in a public warehouse or at a place selected by the Landlord, at the expense of the Tenant. If the Landlord feels that it is not worth storing such property given its value and the cost to store it, then the Landlord may dispose of such property in its sole discretion and use such funds, if any, towards any indebtedness of the Tenant to the Landlord. The Landlord will not be responsible to the Tenant for the disposal of such property other than to provide any balance of the proceeds to the Tenant after paying any storage costs and any amounts owed by the Tenant to the Landlord;
e.    the Landlord may relet the Premises or any part of the Premises for a term or terms which may be less or greater than the balance of the term of this Lease remaining and may grant reasonable concessions in connection with such reletting including any alterations and improvements to the Premises; and
f.    after reentry, the Landlord may procure the appointment of a receiver to take possession and collect rents and profits of the business of the Tenant, and, if necessary to collect the rents and profits the receiver may carry on the business of the Tenant and take possession of the personal property used in the business of the Tenant, including inventory, trade fixtures, and furnishings, and use them in the business without compensating the Tenant;

g.    after reentry, the Landlord may terminate the Lease on giving 5 days written notice of termination to the Tenant. Without this notice, reentry of the Premises by the Landlord or its agents will not terminate this Lease;
h.    the Tenant will pay to the Landlord on demand:
i.    all rent, Additional Rent and other amounts payable under this Lease up to the time of reentry or termination, whichever is later;
ii.    reasonable expenses as the Landlord incurs or has incurred in connection with the reentering, terminating, reletting, collecting sums due or payable by the Tenant, realizing upon assets seized; including without limitation, brokerage, fees and expenses and legal fees and disbursements and the expenses of keeping the Premises in good order, repairing the same and preparing them for reletting; and
iii.    as liquidated damages for the loss of rent and other income of the Landlord expected to be derived from this Lease during the period which would have constituted the unexpired portion of the term had it not been terminated, at the option of the Landlord, either:
i.    an amount determined by reducing to present worth at an assumed interest rate of twelve percent (12%) per annum all Base Rent and estimated Additional Rent to become payable during the period which would have constituted the unexpired portion of the term, such determination to be made by the Landlord, who may make reasonable estimates of when any such other amounts would have become payable and may make such other assumptions of the facts as may be reasonable in the circumstances; or
ii.    an amount equal to the Base Rent and estimated Additional Rent for a period of six (6) months.

Inspections
34.    At all reasonable times during the term of this Lease and any renewal of this Lease, the Landlord and its agents may enter the Premises to make inspections or repairs, or to show the Premises to prospective tenants or purchasers.

Signs
35.    The Tenant may erect, install and maintain a sign of a kind and size in a location, all in accordance with the Landlord's design criteria for the Building and as first approved in writing by the Landlord. All other signs, as well as the advertising practices of the Tenant, will comply with all applicable rules and regulations of the Landlord. The Tenant will not erect, install or maintain any sign other than in accordance with this section.

Abandonment
36.    If at any time during the term of this Lease, the Tenant abandons the Premises or any part of the Premises, the Landlord may, at its option, enter the Premises by any means without being liable for any prosecution for such entering, and without becoming liable to the Tenant for damages or for any payment of any kind whatever, and may, at the Landlord's discretion, as agent for the Tenant, relet the Premises, or any part of the Premises, for the whole or any part of the then unexpired term, and may receive and collect all rent payable by virtue of such reletting, and, at the Landlord's option, hold the Tenant liable for any difference between the Rent that would have been payable under this Lease during the balance of the unexpired term, if this Lease had continued in force, and the net rent for such period realized by the Landlord by means of the reletting. If the Landlord's right of reentry is exercised following abandonment of the premises by the Tenant, then the Landlord may consider any personal property belonging to the Tenant and left on the Premises to also have been abandoned, in which case the Landlord may dispose of all such personal property in any manner the Landlord will deem proper and is relieved of all liability for doing so.

Subordination and Attornment
37.    This Lease and the Tenant's rights under this Lease will automatically be subordinate to any mortgage or mortgages, or encumbrance resulting from any other method of financing or refinancing, now or afterwards in force against the Lands or Building or any part of the Lands or Building, as now or later constituted, and to all advances made or afterwards made upon such security; and, upon the request of the Landlord, the Tenant will execute such documentation as may be required by the Landlord in order to confirm and evidence such subordination.
38.    The Tenant will, in the event any proceedings are brought, whether in foreclosure or by way of the exercise of the power of sale or otherwise, under any other mortgage or other method of financing or refinancing made by the Landlord in respect of the Building, or any portion of the Building, attorn to the encumbrancer upon any such foreclosure or sale and recognize such encumbrancer as the Landlord under this Lease, but only if such encumbrancer will so elect and require.
39.    Upon the written request of the Tenant, the Landlord agrees to request any mortgagee or encumbrancer of the Lands (present or future) to enter into a non-disturbance covenant in favor of the Tenant, whereby such mortgagee or encumbrancer will agree not to disturb the Tenant in its possession and enjoyment of the Premises for so long as the Tenant is not in default under this Lease.

Registration of Caveat
40.    The Tenant will not register this Lease, provided, however, that:
a.    The Tenant may file a caveat respecting this Lease but will not be entitled to attach this Lease, and, in any event, will not file such caveat prior to the commencement date of the term. The caveat will not state the Base Rent or any other financial provisions contained in this Lease.
b.    If the Landlord's permanent financing has not been fully advanced, the Tenant covenants and agrees not to file a caveat until such time as the Landlord's permanent financing has been fully advanced.

Estoppel Certificate and Acknowledgement
41.    Whenever requested by the Landlord, a mortgagee or any other encumbrance holder or other third party having an interest in the Building or any part of the Building, the Tenant will, within ten (10) days of the request, execute and deliver an estoppel certificate or other form of certified acknowledgement as to the Commencement Date, the status and the validity of this Lease, the state of the rental account for this Lease, any incurred defaults on the part of the Landlord alleged by the Tenant, and such other information as may reasonably be required.

Sale by Landlord
42.    In the event of any sale, transfer or lease by the Landlord of the Building or any interest in the Building or portion of the Building containing the Premises or assignment by the Landlord of this Lease or any interest of the Landlord in the Lease to the extent that the purchaser, transferee, tenant or assignee assumes the covenants and obligations of the Landlord under this Lease, the Landlord will without further written agreement be freed and relieved of liability under such covenants and obligations. This Lease may be assigned by the Landlord to any mortgagee or encumbrancee of the Building as security.

Tenant's Indemnity
43.    The Tenant will and does hereby indemnify and save harmless the Landlord of and from all loss and damage and all actions, claims, costs, demands, expenses, fines, liabilities and suits of any nature whatsoever for which the Landlord will or may become liable, incur or suffer by reason of a breach, violation or nonperformance by the Tenant of any covenant, term or provision hereof or by reason of any builders' or other liens for any work done or materials provided or services rendered for alterations, improvements or repairs, made by or on behalf of the Tenant to the Premises, or by reason of any injury occasioned to or suffered by any person or damage to any property, or by reason of any wrongful act or omission, default or negligence on the part of the Tenant or any of its agents, concessionaires, contractors, customers, employees, invitees or licensees in or about the Building.

44.    It is agreed between the Landlord and the Tenant that the Landlord will not be liable for any loss, injury, or damage to persons or property resulting from falling plaster, steam, electricity, water, rain, snow or dampness, or from any other cause.
45.    It is agreed between the Landlord and the Tenant that the Landlord will not be liable for any loss or damage caused by acts or omissions of other tenants or occupants, their employees or agents or any persons not the employees or agents of the Landlord, or for any damage caused by the construction of any public or quasi-public works, and in no event will the Landlord be liable for any consequential or indirect damages suffered by the Tenant.
46.    It is agreed between the Landlord and the Tenant that the Landlord will not be liable for any loss, injury or damage caused to persons using the Common Areas and Facilities or to vehicles or their contents or any other property on them, or for any damage to property entrusted to its or their employees, or for the loss of any property by theft or otherwise, and all property kept or stored in the Premises will be at the sole risk of the Tenant.

Liens
47.    The Tenant will immediately upon demand by the Landlord remove or cause to be removed and afterwards institute and diligently prosecute any action pertinent to it, any builders' or other lien or claim of lien noted or filed against or otherwise constituting an encumbrance on any title of the Landlord. Without limiting the foregoing obligations of the Tenant, the Landlord may cause the same to be removed, in which case the Tenant will pay to the Landlord as Additional Rent, such cost including the Landlord's legal costs.

Governing Law
48.    It is the intention of the parties to this Lease that the tenancy created by this Lease and the performance under this Lease, and all suits and special proceedings under this Lease, be construed in accordance with and governed, to the exclusion of the law of any other forum, by the laws of the State of Florida, without regard to the jurisdiction in which any action or special proceeding may be instituted.

Severability
49.    If there is a conflict between any provision of this Lease and the applicable legislation of the State of Florida (the "Act"), the Act will prevail and such provisions of the Lease will be amended or deleted as necessary in order to comply with the Act. Further, any provisions that are required by the Act are incorporated into this Lease.
50.    If there is a conflict between any provision of this Lease and any form of lease prescribed by the Act, that prescribed form will prevail and such provisions of the lease will be amended or deleted as necessary in order to comply with that prescribed form. Further, any provisions that are required by that prescribed form are incorporated into this Lease.

Amendment of Lease
51.    Any amendment or modification of this Lease or additional obligation assumed by either party in connection with this Lease will only be binding if evidenced in writing signed by each party or an authorized representative of each party.

Damage to Premises
52.    If the Premises, or any part of the Premises, will be partially damaged by fire or other casualty not due to the Tenant's negligence or willful act or that of the Tenant's employee, family, agent, or visitor, the Premises will be promptly repaired by the Landlord and there will be an abatement of rent corresponding with the time during which, and the extent to which, the Premises may have been untenantable. However, if the Premises should be damaged other than by the Tenant's negligence or willful act or that of the Tenant's employee, family, agent, or visitor to the extent that the Landlord will decide not to rebuild or repair, the term of this Lease will end and the Rent will be prorated up to the time of the damage.

Eminent Domain and Expropriation
53.    If during the term of this Lease, title is taken to the whole or any part of the Building by any competent authority under the power of eminent domain or by expropriation, which taking, in the reasonable opinion of the Landlord, does not leave a sufficient remainder to constitute an economically viable building, the Landlord may at its option, terminate this Lease on the date possession is taken by or on behalf of such authority. Upon such termination, the Tenant will immediately deliver up possession of the Premises, Base Rent and any Additional Rent will be payable up to the date of such termination, and the Tenant will be entitled to be repaid by the Landlord any rent paid in advance and unearned or an appropriate portion of that rent. In the event of any such taking, the Tenant will have no claim upon the Landlord for the value of its property or the unexpired portion of the term of this Lease, but the parties will each be entitled to separately advance their claims for compensation for the loss of their respective interests and to receive and retain such compensation as may be awarded to each respectively. If an award of compensation made to the Landlord specifically includes an award for the Tenant, the Landlord will account for that award to the Tenant and vice versa.

Condemnation
54.    A condemnation of the Building or any portion of the Premises will result in termination of this Lease. The Landlord will receive the total of any consequential damages awarded as a result of the condemnation proceedings. All future rent installments to be paid by the Tenant under this Lease will be terminated.

Tenant's Repairs and Alterations
55.    The Tenant covenants with the Landlord to occupy the Premises in a tenant-like manner and not to permit waste. The Tenant will at all times and at its sole expense, subject to the Landlord's repair, maintain and keep the Premises, reasonable wear and tear, damage by fire, lightning, tempest, structural repairs, and repairs necessitated from hazards and perils against which the Landlord is required to insure excepted. Without limiting the generality of the foregoing, the Tenant will keep, repair, replace and maintain all glass, wiring, pipes and mechanical apparatus in, upon or serving the Premises in good and tenantable repair at its sole expense. When it becomes (or, acting reasonably, should have become) aware of same, the Tenant will notify the Landlord of any damage to or deficiency or defect in any part of the Premises or the Building. The Tenant will not use or keep any device which might overload the capacity of any floor, wall, utility, electrical or mechanical facility or service in the Premises or the Building.
56.    The Tenant covenants with the Landlord that the Landlord, its servants, agents and workmen may enter and view the state of repair of the Premises and that the Tenant will repair the Premises according to notice in writing received from the Landlord, subject to the Landlord's repair obligations. If the Tenant refuses or neglects to repair as soon as reasonably possible after written demand, the Landlord may, but will not be obligated to, undertake such repairs without liability to the Tenant for any loss or damage that may occur to the Tenant's merchandise, fixtures or other property or to the Tenant's business by such reason, and upon such completion, the Tenant will pay, upon demand, as Additional Rent, the Landlord's cost of making such repairs plus fifteen percent (15%) of such cost for overhead and supervision.

57.    The Tenant will not make or have others make alterations, additions or improvements or erect or have others erect any partitions or install or have others install any trade fixtures, exterior signs, floor covering, interior or exterior lighting, plumbing fixtures, shades, awnings, exterior decorations or make any changes to the Premises or otherwise without first obtaining the Landlord's written approval thereto, such written approval not to be unreasonably withheld in the case of alterations, additions or improvements to the interior of the Premises.
58.    The Tenant will not install in or for the Premises any special locks, safes or apparatus for air-conditioning, cooling, heating, illuminating, refrigerating or ventilating the Premises without first obtaining the Landlord's written approval thereto. Locks may not be added or changed without the prior written agreement of both the Landlord and the Tenant.
59.    When seeking any approval of the Landlord for Tenant repairs as required in this Lease, the Tenant will present to the Landlord plans and specifications of the proposed work which will be subject to the prior approval of the Landlord, not to be unreasonably withheld or delayed.
60.    The Tenant will promptly pay all contractors, material suppliers and workmen so as to minimize the possibility of a lien attaching to the Premises or the Building. Should any claim of lien be made or filed the Tenant will promptly cause the same to be discharged.
61.    The Tenant will be responsible at its own expense to replace all electric light bulbs, tubes, ballasts or fixtures serving the Premises.

Landlord's Repairs
62.    The Landlord covenants and agrees to effect at its expense repairs of a structural nature to the structural elements of the roof, foundation and outside walls of the Building, whether occasioned or necessitated by faulty workmanship, materials, improper installation, construction defects or settling, or otherwise, unless such repair is necessitated by the negligence of the Tenant, its servants, agents, employees or invitees, in which event the cost of such repairs will be paid by the Tenant together with an administration fee of fifteen percent (15%) for the Landlord's overhead and supervision.

Care and Use of Premises
63.    The Tenant will promptly notify the Landlord of any damage, or of any situation that may significantly interfere with the normal use of the Premises or to any furnishings supplied by the Landlord.
64.    Vehicles which the Landlord reasonably considers unsightly, noisy, dangerous, improperly insured, inoperable or unlicensed are not permitted in the Tenant's parking stall(s), and such vehicles may be towed away at the Tenant's expense. Parking facilities are provided at the Tenant's own risk. The Tenant is required to park in only the space allotted to them.

65.    The Tenant will not make (or allow to be made) any noise or nuisance which, in the reasonable opinion of the Landlord, disturbs the comfort or convenience of other tenants.
66.    The Tenant will dispose of its trash in a timely, tidy, proper and sanitary manner.
67.    The Tenant will not engage in any illegal trade or activity on or about the Premises.
68.    The Landlord and Tenant will comply with standards of health, sanitation, fire, housing and safety as required by law.
69.    The hallways, passages and stairs of the building in which the Premises are situated will be used for no purpose other than going to and from the Premises and the Tenant will not in any way encumber those areas with boxes, furniture or other material or place or leave rubbish in those areas and other areas used in common with any other tenant.

Surrender of Premises
70.    The Tenant covenants to surrender the Premises, at the expiration of the tenancy created in this Lease, in the same condition as the Premises were in upon delivery of possession under this Lease, reasonable wear and tear, damage by fire or the elements, and unavoidable casualty excepted, and agrees to surrender all keys for the Premises to the Landlord at the place then fixed for payment of rent and will inform the Landlord of all combinations to locks, safes and vaults, if any. All alterations, additions and improvements constructed or installed in the Premises and attached in any manner to the floor, walls or ceiling, including any leasehold improvements, equipment, floor covering or fixtures (including trade fixtures), will remain upon and be surrendered with the Premises and will become the absolute property of the Landlord except to the extent that the Landlord requires removal of such items. If the Tenant abandons the Premises or if this Lease is terminated before the proper expiration of the term due to a default on the part of the Tenant then, in such event, as of the moment of default of the Tenant all trade fixtures and furnishings of the Tenant (whether or not attached in any manner to the Premises) will, except to the extent the Landlord requires the removal of such items, become and be deemed to be the property of the Landlord without indemnity to the Tenant and as liquidated damages in respect of such default but without prejudice to any other righter remedy of the Landlord. Notwithstanding that any trade fixtures, furnishings, alterations, additions, improvements or fixtures are or may become the property of the Landlord, the Tenant will immediately remove all or part of the same and will make good any damage caused to the Premises resulting from the installation or removal of such fixtures, all at the Tenant's expense, should the Landlord so require by notice to the Tenant. If the Tenant, after receipt of such notice from the Landlord, fails to promptly remove any trade fixtures, furnishings, alterations, improvements and fixtures in accordance with such notice, the Landlord may enter into the Premises and remove from the Premises all or part of such trade fixtures, furnishings, alterations, additions, improvements and fixtures without any liability and at the expense of the Tenant, which expense will immediately be paid by the Tenant to the Landlord. The Tenant's obligation to observe or perform the covenants contained in this Lease will survive the expiration or other termination of the term of this Lease.

Hazardous Materials
71.    The Tenant will not keep or have on the Premises any article or thing of a dangerous, flammable, or explosive character that might unreasonably increase the danger of fire on the Premises or that might be considered hazardous by any responsible insurance company.

Rules and Regulations
72.    The Tenant will obey all rules and regulations posted by the Landlord regarding the use and care of the Building, parking lot, laundry room and other common facilities that are provided for the use of the Tenant in and around the Building on the Premises.

Address for Notice
73.    For any matter relating to this tenancy, whether during or after this tenancy has been terminated:
a.    the address of the Tenant is the Premises during this tenancy, and 1900 Main St. Suite 312 Sarasota, FL 34236 after this tenancy is terminated, and
b.    the address of the Landlord is 1900 Main St Suite 310 Sarasota ,FL 34236, both during this tenancy and after it is terminated.
The Landlord or the Tenant may, on written notice to each other, change their respective addresses for notice under this Lease.

Right to Show Premises
74.    The Tenant acknowledged that the Landlord or its agent will have the right to enter the Premises at all reasonable times to show them to prospective purchasers, encumbrancers, lessees or assignees, and may also during the ninety days preceding the termination of the terms of this Lease, place upon the Premises the usual type of notice to the effect that the Premises are for rent, which notice the Tenant will permit to remain on them.

No Waiver
75.    No provision of this Lease will be deemed to have been waived by the Landlord unless a written waiver from the Landlord has first been obtained and, without limiting the generality of the foregoing, no acceptance of rent subsequent to any default and no condoning, excusing or overlooking by the Landlord on previous occasions of any default nor any earlier written waiver will be taken to operate as a waiver by the Landlord or in any way to defeat or affect the rights and remedies of the Landlord.

Landlord's Performance
76.    Notwithstanding anything to the contrary contained in this Lease, if the Landlord is delayed or hindered or prevented from the performance of any term, covenant or act required under this Lease by reason of strikes, labor troubles, inability to procure materials or services, power failure, restrictive governmental laws or regulations, riots, insurrection, sabotage, rebellion, war, act of God or other reason, whether of a like nature or not, which is not the fault of the Landlord, then performance of such term, covenant or act will be excused for the period of the delay and the Landlord will be entitled to perform such term, covenant or act within the appropriate time period after the expiration of the period of such delay.

Remedies Cumulative
77.    No reference to or exercise of any specific right or remedy by the Landlord will prejudice or preclude the Landlord from any other remedy whether allowed at law or in equity or expressly provided for in this Lease. No such remedy will be exclusive or dependent upon any other such remedy, but the Landlord may from time to time exercise any one or more of such remedies independently or in combination.

Landlord May Perform
78.    If the Tenant fails to observe, perform or keep any of the provisions of this Lease to be observed, performed or kept by it and such failure is not rectified within the time limits specified in this Lease, the Landlord may, but will not be obliged to, at its discretion and without prejudice, rectify the default of the Tenant. The Landlord will have the right to enter the Premises for the purpose of correcting or remedying any default of the Tenant and to remain until the default has been corrected or remedied. However, any expenditure by the Landlord incurred in any correction of a default of the Tenant will not be deemed to waive or release the Tenant's default or the Landlord's right to take any action as may be otherwise permissible under this Lease in the case of any default.

General Provisions
79.    This Lease will extend to and be binding upon and inure to the benefit of the respective heirs, executors, administrators, successors and assigns, as the case may be, of each party to this Lease. All covenants are to be construed as conditions of this Lease.
80.    All sums payable by the Tenant to the Landlord pursuant to any provision of this Lease will be deemed to be Additional Rent and will be recovered by the Landlord as rental arrears.
81.    Where there is more than one Tenant executing this Lease, all Tenants are jointly and severally liable for each other's acts, omissions and liabilities pursuant to this Lease.
82.    The Tenant will be charged an additional amount of $25.00 for each N.S.F. check or check returned by the Tenant's financial institution.
83.    All schedules to this Lease are incorporated into and form an integral part of this Lease.
84.    Headings are inserted for the convenience of the parties only and are not to be considered when interpreting this Lease. Words in the singular mean and include the plural and vice versa. Words in the masculine mean and include the feminine and vice versa.
85.    This Lease may be executed in counterparts.
86.    Time is of the essence in this Lease.
87.    This Lease will constitute the entire agreement between the Landlord and the Tenant. Any prior understanding or representation of any kind preceding the date of this Lease will not be binding on either party except to the extent incorporated in this Lease. In particular, no warranties of the Landlord not expressed in this Lease are to be implied.

IN WITNESS WHEREOF W. R. Klein, P.A. and ImagiTrend, Inc. have duly affixed their signatures by duly authorized officers under seal on this _____ day of ____________, _____.

W. R. Klein, P.A.

per : _____________________________ (SEAL)

ImagiTrend, Inc.

per : _____________________________ (SEAL)

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